STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of July 15, 1990, by and between Pak Mail Centers of America, Inc., a Colorado corporation (the "Company"), and John E. Kelly ("Purchaser").

                       RECITALS

     WHEREAS, Purchaser is the President and Chief Executive Officer of the Company; and

     WHEREAS, the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, 1,000,000 shares of the Company's common stock, par value $.001 per share
(the "Common Stock" );

    NOW, THEREFORE, the parties hereto agree as follows:

     1.    Purchase  and  Sale  of  Common  Stock.    Subject  to  the
provisions of Paragraph 4 hereof, the Company hereby agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, 1,000,000 shares of Common Stock (the "Shares"), at a price of $.055 per Share, payable in cash.

     2. Timing of Purchases. Shares purchased and sold hereunder shall be purchased and sold at closings on the following dates and in the following amounts:
                DATE             NUMBER  OF  SHARES

            July  15,  1990           200,000
            July  15,  1991           200,000
            July  15,  1992           200,000
            July  15,  1993           200,000
            July  15,  1994           200,000

     If, prior to July 15, 1994, the Company shall propose to consolidate or merge into another corporation (other than a consolidation or merger to effect a reverse split of the Common Stock) or liquidate, Purchaser, at his option, shall be entitled to purchase, prior to the effective time of such consolidation, merger or liquidation, the number of Shares that Purchaser has not theretofore purchased pursuant to this Agreement; provided, however, that in the event Purchaser does not exercise such option, the obligation to purchase and sell the Shares shall terminate at the effective time of such consolidation, merger or liquidation.

     3.    Payment and Delivery of Certificates.   At any closing
hereunder, Purchaser will pay the aggregate purchase price for the Shares to be purchased by delivery of a check to the order of the Company in the amount of $.055 multiplied by the number of Shares to be so purchased, and the Company will deliver to Purchaser a certificate or certificates representing the Shares so purchased, registered in the name of Purchaser or his designee, in denominations designated by Purchaser.
     4. Effect of Termination of Employment. In the event that Purchaser's employment with the Company is terminated for any reason, all Shares previously purchased hereunder by Purchaser
shall  remain  the  property  of  Purchaser.    In  the  event  that
Purchaser's employment with the Company is terminated because of Purchaser's resignation, this Agreement shall terminate, and there shall be no further obligation on the part of Purchaser to purchase, nor on the part of the Company to sell, any further
Shares hereunder.   In the event that Purchaser's employment with
the Company is terminated for a reason other than Purchaser's

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


resignation, this Agreement shall, at the option of Purchaser by notice given within 30 days of the date of such termination, continue in full force and effect.

     5.    Representations  and Warranties  of  the  Company.    The
Company hereby represents and warrants to Purchaser as follows:

          (a)  Due Authorization.   The Company has the requisite
corporate  power  and  authority  to  enter  into  and perform this
Agreement.    This  Agreement  has  been  duly  authorized  by  all
necessary corporate action on the part of the Company and has been duly executed by a duly authorized officer of the Company and is the valid and binding agreement of the Company.

          (b)  Shares.    The  Company  has  taken  all  necessary
corporate and other action to authorize and reserve and to permit it to issue, and at all times from the date hereof until such time as the obligation to deliver Shares hereunder terminates, will have reserved for issuance, pursuant to this Agreement, 1,000,000 Shares (less the number of Shares previously issued and sold pursuant to this Agreement), all of which Shares, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all claims, liens, charges, encumbrances and security interests, including any preemptive right of the shareholders of the Company.

          (c)  No Conflicts.   Neither the execution and delivery
of this Agreement by the Company nor the performance by the Company of its obligations hereunder will constitute a violation of, conflict with or result in a default under, any term of the

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
Articles of Incorporation or Bylaws of the Company or any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Company is a party or by which it is bound (or require the consent of any party thereto) or any judgment, decree or order applicable to the Company. Neither the execution or delivery of this Agreement nor the performance by the Company of its obligations hereunder will violate any provision of law applicable to the Company or require any consent or approval of, or filing with or notice to, any public body or authority under any provision of law applicable to the Company.

     6.    Representations and Warranties of Purchaser.   Purchaser
hereby represents and warrants to the Company as follows:

           (a)  Due Authorization.    Purchaser has the requisite
power and authority to enter into and perform this Agreement. This Agreement is the valid and binding agreement of Purchaser.

           (b) Distribution. Any Shares to be acquired hereunder will not be acquired by Purchaser with a view to the public distribution thereof and will not be transferred except in a transaction registered or exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").

     7. Adjustment Upon Changes in Capitalization. In the event of any change in the outstanding Shares by reason of stock dividends, stock splits, mergers, recapitalizations, reclassifications, combinations, conversions, exchanges of shares or the like, the number and kind of shares or securities subject

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

to this Agreement and the purchase price per Share shall be appropriately adjusted.

    8.    Miscellaneous.

          (a)  Amendments.   This Agreement may not be modified,
amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

          (b) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by delivery, by cable, telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, to the respective parties as follows:

    If to the Company:       Pak Mail Centers of America, Inc.
                             10555 E. Dartmouth Avenue
                             Suite 360
                             Aurora, Colorado  80014
                             Attn-  Secretary
    If to Purchaser:         John E. Kelly
                             c/o  Pak Mail Centers of America, Inc.
                             10555 E. Dartmouth Avenue
                             Suite 360
                             Aurora, Colorado  80014

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change or address shall only be effective upon receipt.

               (c)   Governinq  Law.     This  Agreement  shall  be
governed by and construed in accordance with the substantive law of the State of Colorado without giving effect to the principles of conflicts of laws thereof.

            (d)   Severability.  If any term, provision, covenant

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or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated.

               (e) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                 (f)  Effect of Headings.   The paragraph headings
herein are for convenience only and shall not affect the construction hereof.

               (g)  Assignment.   This Agreement shall be binding
upon each party hereto and such party's successors and assigns.
This Agreement shall not be assignable by either party hereto without the prior written consent of the other party.

               (h)  Waiver.    Any failure of either of the parties
to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not

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operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

           IN WITNESS WHEREOF, the Company and Purchaser have caused this Agreement to be duly executed as of the day and year first above written.

       /s/ John E. Kelly
        John E. Kelly

PAK MAIL CENTERS OF AMERICA, INC.

By /s/ P. Evan Lasky
       P. Evan Lasky
Its Vice President